Exhibit 10.1
NETEZZA CORPORATION
Fiscal 2011 Executive Officer Incentive Bonus Plan
     1. Purpose. The purpose of this Fiscal 2011 Executive Officer Incentive Bonus Plan of Netezza Corporation (the “Company”) is to enhance the Company’s ability to attract, retain and motivate executive officers of the Company and to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the incentives of the executive officers with the creation of value for the stockholders of the Company.
     2. Eligibility. All of the Company’s executive officers, within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934 (the “Participants”), are eligible to receive bonus payments under this Plan. As of the date of adoption of this Plan, Jim Baum, Pat Scannell, Patricia Cotter, David Flaxman and Ray Tacoma are Participants in this Plan. If additional persons become executive officers of the Company during the fiscal year ending January 31, 2011 (“Fiscal 2011”), they may be added as Participants in this Plan, at the discretion of the Compensation Committee. Except as is otherwise determined by the Compensation Committee, in order to be eligible to receive a bonus payment under this Plan, the Participant must be employed by the Company as of the time the Company first publicly reports its financial results for the fiscal year or fiscal quarter, as applicable, based upon which the bonus payment is determined.
     3. Period Covered by Plan. This Plan covers Fiscal 2011. Bonus payments for Messrs. Baum and Scannell will be based on Revenue and Adjusted Operating Income (each as defined below) for Fiscal 2011. Bonus payments for Ms. Cotter and Mr. Flaxman will be based in part on the achievement of specified personal objectives relating to Company, departmental and personal performance in Fiscal 2011 and in part on Revenue and Adjusted Operating Income for Fiscal 2011. Bonus payments for Mr. Tacoma will be based on Revenue and Bookings (as defined below) in Fiscal 2011 on a quarterly and year-to-date basis.
     4. Administration. This Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to this Plan as it deems advisable. The Compensation Committee shall have broad discretion to construe and interpret the terms of this Plan, to make adjustments or amendments to this Plan, and to make determinations as to whether the criteria for bonus payments have been satisfied. All decisions by the Compensation Committee shall be made in the Compensation Committee’s sole discretion and shall be final and binding on all Participants and all persons having or claiming any interest in this Plan. No member of the Compensation Committee shall be liable for any action or determination relating to or under this Plan.
     5. Bonus Payments — Mr. Baum and Mr. Scannell. This Section 5 covers the bonuses payable to Mr. Baum and Mr. Scannell. All references in this Section 5 to “Participants” means each of Mr. Baum and Mr. Scannell.
          (a) Target Bonuses. Each Participant has a target bonus for Fiscal 2011 under this Plan (the “Target Bonus”), which is set forth below. In addition, each Participant’s Target Bonus is allocated between, and determined based upon, the following two criteria:

•	Revenue — for purposes of this Plan, “Revenue” means the Company’s revenue as determined in accordance with generally accepted accounting principles (“GAAP”) and reported in a filing by the Company with the SEC; and

•	Adjusted Operating Income — for purposes of this Plan, “Adjusted Operating Income” means the Company’s operating income, as determined in accordance with GAAP and reported in a filing by the Company with the SEC, plus the amount of operating expenses attributable to (i) outstanding equity awards computed in accordance with FASB Statement of Financial Accounting Standards No. 123R, (ii) amortization of acquired intangible assets and (iii) any other operating expenses excluded from the “Non-GAAP Operating Income” line item set forth in the Company’s earnings release relating to Fiscal 2011 filed with the SEC.
The portion of a Participant’s Target Bonus that is allocated to Revenue is referred to in this Plan as the “Revenue Target Bonus”; and the portion of a Participant’s Target Bonus that is allocated to Adjusted Operating Income is referred to in this Plan as the “Adjusted Operating Income Target Bonus”.
     The Target Bonus, and allocation of that Target Bonus between the Revenue Target Bonus and the Adjusted Operating Income Target Bonus, for each Participant is as follows:

	Target Bonus		Revenue Target	Adjusted Operating
Name	% of Base Salary	Dollars	Bonus	Income Target Bonus
Jim Baum	100%	$400,000	$200,000	$200,000

Pat Scannell	60%	$180,000	$90,000	$90,000
          (b) Revenue Targets and Adjusted Operating Income Targets. For purposes of this Plan, (i) the Company’s Revenue target for Fiscal 2011 is as set forth in the Fiscal 2011 operating plan approved by the Board of Directors at its January 22, 2010 meeting and attached to the minutes of such meeting (the “Fiscal 2011 Plan”) and (ii) the Company’s Adjusted Operating Income target for Fiscal 2011 is as set forth in the Fiscal 2011 Plan (in the line item “Operating Profit”). The Compensation Committee may adjust for purposes of this Plan the Revenue target and the Adjusted Operating Income target for Fiscal 2011 in such manner as it shall determine in its discretion in the event the Company acquires another company or business during Fiscal 2011 and/or to reflect other unusual events that occur during the year.
          (c) Calculation of Revenue Bonuses. The Company will pay to each Participant an annual bonus based on Revenue during Fiscal 2011, calculated as follows:
•	no Revenue bonus will be paid unless the Company attains 80% of its Revenue target for Fiscal 2011;

•	if the Company attains from 80% up to and including 90% of its Revenue target for Fiscal 2011, the Company will pay each Participant a Revenue bonus of between 20% and 50% of each Participant’s Revenue Target Bonus, with the applicable percentage equal to (i) 20% plus (ii) (a) 30% (representing the spread between 20% and 50%) multiplied by (b) (1) actual Revenue for Fiscal 2011 as a percentage of the Revenue target less 80%, divided by (2) the 10% spread between 80% and 90% (for example, attainment of 87% of the Revenue target for Fiscal 2011 would result in the payment of (i) 20% plus (ii) (a) 30% x (b) (1) 87% less 80% (or 7%) /(2) 10%, or 41%, of each Participant’s Revenue Target Bonus);

•	if the Company attains from 90% up to and including 100% of its Revenue target for Fiscal 2011, the Company will pay each Participant a Revenue bonus of between 50% and 100% of each Participant’s Revenue Target Bonus, with the applicable percentage equal to (i) 50% plus (ii) (a) 50% (representing the spread between 50% and 100%) multiplied by (b) (1) actual Revenue for Fiscal 2011 as a percentage of the Revenue target less 90%, divided by (2) the 10% spread between 90% and 100% (for example, attainment of 94% of the Revenue target for Fiscal 2011 would result in the payment of (i) 50% plus (ii) (a) 50% x (b) (1) 94% less 90% (or 4%) /(2) 10%, or 70%, of each Participant’s Revenue Target Bonus); and

•	if the Company attains more than 100% of its Revenue target for Fiscal 2011, the Company will pay each Participant a Revenue bonus equal to such percentage of the Participant’s Revenue Target Bonus as is equal to actual Revenue for Fiscal 2011 as a percentage of the Revenue target (for example, attainment of 116% of the Revenue target for Fiscal 2011 would result in the payment of 116% of each Participant’s Revenue Target Bonus), subject to a maximum payment of 150% of the Participant’s Revenue Target Bonus.
     The Company will pay the bonuses payable under this Section 5(c) as promptly as practicable following the meeting of the Compensation Committee at which the Company’s operating results for Fiscal 2011 and the bonuses due pursuant to this Section 5(c) are presented to the Compensation Committee.
          (d) Calculation of Adjusted Operating Income Bonuses. The Company will pay to each Participant an annual bonus based on Adjusted Operating Income during Fiscal 2011, calculated as follows:
•	no Adjusted Operating Income bonus will be paid unless the Company attains 80% of its Adjusted Operating Income target for Fiscal 2011;

•	if the Company attains from 80% up to and including 90% of its Adjusted Operating Income target for Fiscal 2011, the Company will pay each Participant an Adjusted Operating Income bonus of between 20% and 50% of each Participant’s Adjusted Operating Income Target Bonus, with the applicable percentage equal to (i) 20% plus (ii) (a) 30% (representing the spread between 20% and 50%) multiplied by (b) (1) actual Adjusted Operating Income for Fiscal 2011 as a percentage of the Adjusted Operating Income target less 80%, divided by (2) the 10% spread between 80% and 90%;

•	if the Company attains from 90% up to and including 100% of its Adjusted Operating Income target for Fiscal 2011, the Company will pay each Participant an Adjusted Operating Income bonus of between 50% and 100% of each Participant’s Adjusted Operating Income Target Bonus, with the applicable percentage equal to (i) 50% plus (ii) (a) 50% (representing the spread between 50% and 100%) multiplied by (b) (1) actual Adjusted Operating Income for Fiscal 2011 as a percentage of the Adjusted Operating Income target less 90%, divided by (2) the 10% spread between 90% and 100%; and

•	if the Company attains more than 100% of its Adjusted Operating Income target for Fiscal 2011, the Company will pay each Participant an Adjusted Operating Income bonus equal to such percentage of the Participant’s Adjusted Operating Income Target Bonus as is equal to actual Adjusted Operating Income for Fiscal 2011 as a percentage of the Adjusted Operating Income target, subject to a maximum payment of 150% of the Participant’s Adjusted Operating Income Target Bonus.
     The Company will pay the bonuses payable under this Section 5(d) as promptly as practicable following the meeting of the Compensation Committee at which the Company’s operating results for Fiscal 2011 and the bonuses due pursuant to this Section 5(d) are presented to the Compensation Committee.
     6. Bonus Payments — Ms. Cotter and Mr. Flaxman. This Section 6 covers the bonuses payable to Ms. Cotter and Mr. Flaxman. All references in this Section 6 to “Participants” means each of Ms. Cotter and Mr. Flaxman.
          (a) Target Bonuses. Each Participant has a target bonus for Fiscal 2011 under this Plan (the “Target Bonus”), which is set forth below. Each Participant’s Target Bonus is allocated between, and determined based upon, the achievement of Company, department and/or personal objectives that shall be communicated to the Participant in writing by the Chief Executive Officer of the Company in the first fiscal quarter of Fiscal 2011 (each, a “Performance Objective”), with each Performance Objective relating to a specified portion of the Participant’s Target Bonus as specified in such communication.
     The Target Bonus for each Participant is as follows:

	Target Bonus
Name	% of Base Salary	Dollars
Patricia Cotter	50%	$107,500
David Flaxman	50%	$142,500
          (b) Following the completion of Fiscal 2011 and prior to the meeting of the Compensation Committee at which the Company’s operating results for Fiscal 2011 are presented to the Compensation Committee, the Chief Executive Officer shall present to the Compensation Committee an assessment of each Participant’s achievement of each of such Participant’s Performance Objectives stated as a percentage between 0% and 100%. The respective percentage achievement levels of each Participant’s Performance Objectives shall be multiplied by the applicable portions of such Participant’s Target Bonus relating to those

Performance Objectives to determine the aggregate potion of each Participant’s Target Bonus that the Participant shall be eligible to receive (such Participant’s “Adjusted Target Bonus”).
          (c) The amount of each Participant’s Adjusted Target Bonus shall be allocated between, and earned based upon, Revenue (as defined above) and Adjusted Operating Income (as defined above) as follows:
•	50% of the Participant’s Adjusted Target Bonus shall be based upon Revenue and

•	50% of the Participant’s Adjusted Target Bonus shall be based upon Adjusted Operating Income.
          (d) The portion of a Participant’s Adjusted Target Bonus that is based upon Revenue is referred to in this Plan as the “Revenue Adjusted Target Bonus”; and the portion of a Participant’s Adjusted Target Bonus that is based upon Adjusted Operating Income is referred to in this Plan as the “Adjusted Operating Income Adjusted Target Bonus”.
          (e) Calculation of Revenue Adjusted Bonuses. The Company will pay to each Participant an annual bonus adjusted based on Revenue during Fiscal 2011, calculated as follows:
•	no Revenue performance bonus will be paid unless the Company attains 80% of its Revenue target for Fiscal 2011;

•	if the Company attains from 80% up to and including 90% of its Revenue target for Fiscal 2011, the Company will pay each Participant a Revenue performance bonus of between 20% and 50% of each Participant’s Revenue Adjusted Target Bonus, with the applicable percentage equal to (i) 20% plus (ii) (a) 30% (representing the spread between 20% and 50%) multiplied by (b) (1) actual Revenue for Fiscal 2011 as a percentage of the Revenue target less 80%, divided by (2) the 10% spread between 80% and 90% (for example, attainment of 87% of the Revenue target for Fiscal 2011 would result in the payment of (i) 20% plus (ii) (a) 30% x (b) (1) 87% less 80% (or 7%) /(2) 10%, or 41%, of each Participant’s Revenue Adjusted Target Bonus);

•	if the Company attains from 90% up to and including 100% of its Revenue target for Fiscal 2011, the Company will pay each Participant a Revenue performance bonus of between 50% and 100% of each Participant’s Revenue Adjusted Target Bonus, with the applicable percentage equal to (i) 50% plus (ii) (a) 50% (representing the spread between 50% and 100%) multiplied by (b) (1) actual Revenue for Fiscal 2011 as a percentage of the Revenue target less 90%, divided by (2) the 10% spread between 90% and 100% (for example, attainment of 94% of the Revenue target for Fiscal 2011 would result in the payment of (i) 50% plus (ii) (a) 50% x (b) (1) 94% less 90% (or 4%) /(2) 10%, or 70%, of each Participant’s Revenue Adjusted Target Bonus); and

•	if the Company attains more than 100% of its Revenue target for Fiscal 2011, the Company will pay each Participant a Revenue performance bonus equal to such percentage of the Participant’s Revenue Adjusted Target Bonus as is equal to actual Revenue for Fiscal 2011 as a percentage of the Revenue target (for example, attainment of 116% of the Revenue target for Fiscal 2011 would result in the payment of 116% of each Participant’s Revenue Adjusted Target Bonus), subject to a maximum payment of 150% of the Participant’s Revenue Adjusted Target Bonus.
     The Company will pay the bonuses payable under this Section 6(e) as promptly as practicable following the meeting of the Compensation Committee at which the Chief Executive Officer’s assessment of each Participant’s achievement of Performance Objectives, the Company’s operating results for Fiscal 2011 and the bonuses due pursuant to this Section 6(e) are presented to the Compensation Committee.
          (f) Calculation of Adjusted Operating Income Adjusted Bonuses. The Company will pay to each Participant an annual bonus based on Adjusted Operating Income during Fiscal 2011, calculated as follows:
•	no Adjusted Operating Income performance bonus will be paid unless the Company attains 80% of its Adjusted Operating Income target for Fiscal 2011;

•	if the Company attains from 80% up to and including 90% of its Adjusted Operating Income target for Fiscal 2011, the Company will pay each Participant an Adjusted Operating Income performance bonus of between 20% and 50% of each Participant’s Adjusted Operating Income Adjusted Target Bonus, with the applicable percentage equal to (i) 20% plus (ii) (a) 30% (representing the spread between 20% and 50%) multiplied by (b) (1) actual Adjusted Operating Income for Fiscal 2011 as a percentage of the Adjusted Operating Income target less 80%, divided by (2) the 10% spread between 80% and 90%;

•	if the Company attains from 90% up to and including 100% of its Adjusted Operating Income target for Fiscal 2011, the Company will pay each Participant an Adjusted Operating Income performance bonus of between 50% and 100% of each Participant’s Adjusted Operating Income Adjusted Target Bonus, with the applicable percentage equal to (i) 50% plus (ii) (a) 50% (representing the spread between 50% and 100%) multiplied by (b) (1) actual Adjusted Operating Income for Fiscal 2011 as a percentage of the Adjusted Operating Income target less 90%, divided by (2) the 10% spread between 90% and 100%; and

•	if the Company attains more than 100% of its Adjusted Operating Income target for Fiscal 2011, the Company will pay each Participant an Adjusted Operating Income performance bonus equal to such percentage of the Participant’s Adjusted Operating Income Adjusted Target Bonus as is equal to actual Adjusted Operating Income for Fiscal 2011 as a percentage of the Adjusted Operating Income target, subject to a maximum payment of 150% of the Participant’s Adjusted Operating Income Adjusted Target Bonus.
     The Company will pay the bonuses payable under this Section 6(f) as promptly as practicable following the meeting of the Compensation Committee at which the Chief Executive Officer’s assessment of each Participant’s achievement of Performance Objectives, the

Company’s operating results for Fiscal 2011 and the bonuses due pursuant to this Section 6(f) are presented to the Compensation Committee.
     7. Bonus Payments — Mr. Tacoma. This Section 7 covers the bonuses payable to Mr. Tacoma.
          (a) Target Bonus. Mr. Tacoma’s Target Bonus for Fiscal 2011 is $330,000. His Target Bonus is allocated among, and determined based upon, the following two criteria:
•	Revenue (as defined above); and

•	Bookings — for purposes of this Plan, “Bookings” means the Company’s product bookings (excluding maintenance bookings), as determined in accordance with its internal bookings policy.
     Mr. Tacoma’s Target Bonus of $330,000 is allocated as follows:
•	$100,000 (or $25,000 per quarter) is allocated to Revenue, and the $25,000 quarterly target is referred to as his “Quarterly Revenue Target Bonus”;

•	$130,000 (or $32,500 per quarter) is allocated to Bookings, and the $32,500 quarterly target is referred to as his “Quarterly Bookings Target Bonus”; and

•	$100,000 — broken down as $15,000 through the end of the first quarter, $20,000 through the end of the second quarter, $25,000 through the end of the third quarter and $40,000 through the end of the fourth quarter — is allocated to year-to-date Bookings and is referred to as his “Year-to-Date Bookings Target Bonus”.
             (b) Revenue Targets and Bookings Targets. For purposes of this Plan, (i) the Company’s Revenue targets for each quarter of Fiscal 2011 and for Fiscal 2011 as a whole are as set forth in the Fiscal 2011 Plan, (ii) the Company’s Bookings targets for each quarter of Fiscal 2011 and for Fiscal 2011 as a whole are as set forth in the Fiscal 2011 Plan (in the line item “Product Bookings”) and (iii) the Company’s year-to-date Bookings targets through the end of each quarter of Fiscal 2011 are calculated by adding such quarterly Bookings targets for the applicable quarters. The Compensation Committee may adjust for purposes of this Plan the Revenue targets and the Bookings targets for each quarter of Fiscal 2011 in such manner as it shall determine in its discretion in the event the Company acquires another company or business during Fiscal 2011 and/or to reflect other unusual events that occur during the year.
             (c) Calculation of Revenue Bonuses. The Company will pay to Mr. Tacoma bonuses based on Revenue for each quarter of Fiscal 2011 and for Fiscal 2011 as a whole, calculated as follows:
•	no quarterly Revenue bonus will be paid unless the Company attains 80% of its Revenue target for a quarter;

•	if the Company attains from 80% up to and including 100% of its Revenue target for a quarter, the Company will pay Mr. Tacoma a quarterly Revenue bonus equal to (i) his Quarterly Revenue Target Bonus multiplied by (ii) actual Revenue for such quarter as a percentage of the Revenue target for such quarter (for example, attainment of 87% of the Revenue target for a particular quarter would result in the payment of 87% of Mr. Tacoma’s Quarterly Revenue Target Bonus);

•	if the Company attains more than 100% of its Revenue target for a quarter, the Company will pay Mr. Tacoma a quarterly Revenue bonus equal to 100% of his Quarterly Revenue Target Bonus; and

•	if the Company attains more than 100% of its Revenue target for Fiscal 2011, the Company will pay Mr. Tacoma an annual Revenue bonus equal to (i) (A) $100,000 multiplied by (B) actual Revenue for Fiscal 2011 as a percentage of the Revenue target for Fiscal 2011 (for example, if the Company attained 106% of its Revenue target for Fiscal 2011, the amount calculated under this clause (i) would be $106,000), provided that the amount calculated under this clause (i) shall in no event be more than $150,000, less (ii) $100,000.
     The Company will pay the bonuses payable under this Section 7(c) as promptly as practicable following the meeting of the Compensation Committee at which the Company’s operating results for the applicable quarter and/or Fiscal 2011 and the bonus due pursuant to this Section 7(c) are presented to the Compensation Committee.
             (d) Calculation of Bookings Bonuses. The Company will pay to Mr. Tacoma bonuses based on Bookings for each quarter of Fiscal 2011 and for Fiscal 2011 as a whole, calculated as follows:
•	no quarterly Bookings bonus will be paid unless the Company attains 80% of its Bookings target for a quarter;

•	if the Company attains from 80% up to and including 100% of its Bookings target for a quarter, the Company will pay Mr. Tacoma a quarterly Bookings bonus equal to (i) his Quarterly Bookings Target Bonus multiplied by (ii) actual Bookings for such quarter as a percentage of the Bookings target for such quarter;

•	if the Company attains more than 100% of its Bookings target for a quarter, the Company will pay Mr. Tacoma a quarterly Bookings bonus equal to 100% of his Quarterly Bookings Target Bonus; and

•	if the Company attains more than 100% of its Bookings target for Fiscal 2011, the Company will pay Mr. Tacoma an annual Bookings bonus equal to (i) (A) $130,000 multiplied by (B) actual Bookings for Fiscal 2011 as a percentage of the Bookings target for Fiscal 2011, provided that the amount calculated under this clause (i) shall in no event be more than $195,000, less (ii) $130,000.
     The Company will pay the bonuses payable under this Section 7(d) as promptly as practicable following the meeting of the Compensation Committee at which the Company’s operating results for the applicable quarter and/or Fiscal 2011 and the bonus due pursuant to this Section 7(d) are presented to the Compensation Committee.

          (e) Calculation of Year-to-Date Bookings Bonuses. The Company will pay to Mr. Tacoma bonuses based on year-to-date Bookings through the end of each quarter of Fiscal 2011, calculated as follows:
•	no year-to-date Bookings bonus will be paid unless the Company attains 100% of its Bookings target through the end of such quarter;

•	if the Company attains 100% or more of its year-to-date Bookings target through the end of such quarter, the Company will pay Mr. Tacoma a year-to-date Bookings bonus equal to his Year-to-Date Bookings Target Bonus through the end of such quarter; and

•	if the Company attains 80% or more of its Bookings target for Fiscal 2011, the Company will (if applicable) pay Mr. Tacoma an additional year-to-date Bookings bonus equal to (i) (A) $80,000 multiplied by (B) actual Bookings for Fiscal 2011 as a percentage of the Bookings target for Fiscal 2011 less (ii) the total amount he receives under this Section 7(e) for attaining the year-to-date Bookings targets through the end of each quarter during Fiscal 2011. For example, if the Company attains its year-to-date Bookings target through the end of the first quarter (resulting in a payment of ($15,000), does not attain such targets through the end of the second or third quarters, and attains 95% of its bookings target for Fiscal 2011 as a whole, Mr. Tacoma would receive under this clause an additional payment of $61,000 (95% of $80,000, less $15,000).
     The Company will pay the bonuses payable under this Section 7(e) as promptly as practicable following the meeting of the Compensation Committee at which the Company’s operating results for the applicable quarter and/or Fiscal 2011 and the bonus due pursuant to this Section 7(e) are presented to the Compensation Committee.
     8. Acquisition of the Company.
          (a) This Plan shall terminate effective immediately prior to an Acquisition (as defined below) of the Company. Notwithstanding the foregoing, (i) any bonus payments due with respect to a fiscal period that ended prior to such Acquisition shall be paid to Participants in the manner provided for in this Plan on or prior to the closing of the Acquisition and (ii) if an Acquisition occurs following the end of the first quarter of Fiscal 2011 and before the end of Fiscal 2011, Section 5 of this Plan shall be deemed to be modified such that (A) the Target Bonuses set forth therein shall be proportionately adjusted based on the number of completed quarters prior to the Acquisition (for example, if the Acquisition occurs in the third quarter, Mr. Baum’s Revenue Target Bonus would become $100,000), (B) the Revenue and Adjusted Operating Income targets would be reduced to the Revenue and Adjusted Operating Income targets set forth in the Fiscal 2011 Plan through the end of the last full quarter ended prior to the Acquisition, and (C) the Company shall calculate and pay Revenue and Adjusted Operating Income bonuses pursuant to the provisions of Section 5, adjusted in the manner provided for in this sentence, on or prior to the closing of the Acquisition.
          (b) “Acquisition” means (i) any merger or consolidation in which (A) the Company is a constituent party or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except, in the case of both clauses (A) and (B) above, any such merger or consolidation involving the Company or a subsidiary in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 51% by voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation) or (ii) the sale or transfer, in a single transaction or series of related transactions, of capital stock representing at least 51% of the voting power of the outstanding capital stock of the Company immediately following such transaction or (iii) the sale of all or substantially all of the assets of the Company.
     9. Withholding Taxes. The Company may deduct from any payment otherwise due to Participants under this Plan any amount required to be withheld by the Company under applicable federal, state, and local or other income and employment tax withholding laws and regulations. If the Company elects not to or cannot withhold such amounts from payments due to a Participant, each Participant must pay the Company the full amount, if any, required for withholding.
     10. Miscellaneous Provisions
          (a) Non-transferability of Rights. The rights to a payment of a bonus under this Plan may not be sold, transferred, pledged, hypothecated or otherwise disposed of.
          (b) No Right to Continued Employment. The opportunity to receive a bonus under this Plan shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under this Plan.
          (c) Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Plan shall be severable and enforceable to the extent permitted by law.
          (d) Amendment and Termination. The Compensation Committee may amend or terminate this Plan or any portion thereof at any time.
          (e) Compliance With Code Section 409A. Notwithstanding any other provision of this Plan to the contrary, all bonus payments made hereunder shall be made no later than April 15, 2011. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.
          (f) Governing Law. This Plan shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.